Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hailiang Education Group Inc. (the “Company”) on Form 20-F for the fiscal year ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jian Guo Yu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jian Guo Yu
Name:	Jian Guo Yu

Title:	Chief Financial Officer (Principal Financial Officer)

Date:	September 23, 2019

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.